UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 29, 2014

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2014, Zynga Inc., a Delaware corporation (“Zynga” or the “Company”) and Zynga Game International Limited, a company incorporated in Ireland and a wholly owned subsidiary of Zynga (“Buyer”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with NaturalMotion Limited, a U.K. company limited by shares (“NaturalMotion”), certain shareholders of NaturalMotion, and Shareholder Representative Services LLC, as sellers’ representative thereunder, pursuant to which Zynga will acquire all of the outstanding shares of NaturalMotion.

Under the terms of the Purchase Agreement, NaturalMotion’s shareholders and vested optionholders will receive at closing an aggregate of $391 million in cash and immediately following the closing approximately 39.8 million shares of Zynga’s Class A Common Stock (the “Consideration Shares”). Of the approximately 39.8 million Consideration Shares issued at closing, approximately 11.6 million shares will be issued to continuing employees, subject to certain vesting conditions over a three-year period. The number of Consideration Shares issuable at closing is subject to adjustment as described in the Purchase Agreement.

Zynga has agreed to file a registration statement on Form S-3 registering the resale by certain holders of the Consideration Shares issued pursuant to the Purchase Agreement.

In addition, under the terms of the Purchase Agreement, Zynga will also grant certain continuing employees Zynga restricted stock units immediately following the closing and will assume all unvested options of NaturalMotion that are outstanding immediately prior to the closing. Such assumed options will be exercisable for shares of Zynga’s Class A Common Stock, subject to vesting conditions.

The Purchase Agreement contains customary warranties and covenants of NaturalMotion and its shareholders. The Purchase Agreement also contains customary indemnification provisions whereby certain shareholders of NaturalMotion will indemnify Zynga and affiliated parties for certain losses arising out of any inaccuracy in, or breaches of, the warranties and covenants of NaturalMotion or its shareholders under the Purchase Agreement and certain other matters. $50 million of the cash and stock consideration otherwise payable at the closing to certain NaturalMotion shareholders will be placed in a third party escrow for fifteen months to satisfy in part the indemnification obligations of the NaturalMotion shareholders under the Purchase Agreement.

The Purchase Agreement contains customary closing conditions, including the execution of the Purchase Agreement by all NaturalMotion shareholders and optionholders, and the continued employment of NaturalMotion’s founder, key employees and substantially all other NaturalMotion employees.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Zynga or NaturalMotion. In particular, the warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to Zynga or NaturalMotion. The Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On January 30, 2014, the Company issued a press release announcing its acquisition of NaturalMotion, financial results for its fourth fiscal quarter and fiscal year ended December 31, 2013 and a reduction in force. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in Item 2.02 of this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 29, 2014, the Company’s Board of Directors approved a reduction in force of approximately 314 employees, constituting approximately 15% of the Company’s global workforce, as part of an overall plan to reduce the Company’s cost structure.

The Company estimates it will incur approximately $16 million to $18.5 million in total restructuring expenses, of which approximately $15.5 million to $17 million will result in future cash expenditures. The Company expects to recognize pre-tax restructuring charges of approximately $15 million to $17 million in the quarter ended March 31, 2014, and $1 million to $1.5 million in the quarter ended June 30, 2014. These first quarter costs will consist of severance and other employee-related costs (approximately $14 million to $15.5 million), lease and contract termination costs (approximately $0.5 million) and other costs (approximately $0.5 to $1 million).

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Purchase Agreement, a portion of the consideration to be delivered to the former shareholders of NaturalMotion consists of the Consideration Shares. These Consideration Shares will be issued pursuant to exemptions from registration provided by Section 4(2) and/or Regulation S of the Securities Act.

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, our expectations related to the timing and closing of the acquisition of NaturalMotion; our estimated cost reduction plans and proposed reduction in force; our estimated total restructuring costs, future cash expenditures, pre-tax savings, pre-tax restructuring charges and estimated reduction of stock-based expense, and the timing for such estimated savings, charges and expense reductions; our proposed non-headcount cost reductions; and our future operational and strategic plans.

Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2013 and, when filed, in our Annual Report on Form 10-K for the full year ended December 31, 2013, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, our relationship with Facebook or changes in the Facebook platform, delays or other challenges in the completion of the NaturalMotion acquisition, its integration and the success of its current and future games as part of Zynga, delays or challenges in implementing our reduction in force or other cost-cutting activities, attrition and declines in our existing games, our ability to launch new games in a timely manner and monetize these games effectively on web and mobile, our ability to control and reduce expenses, disruptions in our business and bookings expectations as a result of the restructuring, our exposure to illegitimate credit card activity and other security risks, sales or purchases of virtual goods used in Zynga Poker or our other games through unauthorized or fraudulent third-party websites, acquisitions by us, and changes in corporate strategy or management.

Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

2.1	Share Purchase Agreement

99.1	Press release issued by Zynga Inc., dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: January 30, 2014	By:	/s/ Mark Vranesh
Mark Vranesh
Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Share Purchase Agreement

99.1	Press release issued by Zynga Inc., dated January 30, 2014.